EXHIBIT 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Artelo Biosciences, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, par value $0.001 per share, or pre-funded warrants to purchase shares of common stock, par value $0.001, per share	457(c)	81,000	$6.53	$528,930.00	0.00013810	$73.05
Fees to Be Paid	Equity	Common stock, par value $0.001 per share, issuable upon exercise of pre-funded warrants	457(c)	3,107,407	$6.53	$20,291,367.71	0.00013810	$2,802.24
Fees to Be Paid	Equity	Common stock, par value $0.001 per share, issuable upon exercise of common warrants	457(c)	6,376,814	$6.53	$41,640,595.42	0.00013810	$5,750.57
Fees to Be Paid	Equity	Common stock, par value $0.001 per share, issuable upon exercise of placement agent warrants	457(c)	255,073	$6.53	$1,665,626.69	0.00013810	$230.02

	Total Offering Amounts					$64,126,519.82		$8,855.88
	Total Fees Previously Paid							-
	Total Fee Offsets							$1,789.78
	Net Fee Due							$7,066.10

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of the registrant’s common stock, par value $0.001 per share (the “Common Stock”), that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the registrant’s outstanding shares of common stock.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices of the registrant’s common stock on the Nasdaq Capital Market on April 6, 2026.

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Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Artelo Biosciences, Inc.	Form S-1(1)	333-294506	March 20, 2026		$1,789.78	Equity	Common stock, par value $0.001 per share, and related securities	-	$12,960,000
Fee Offset Sources	Artelo Biosciences, Inc.	Form S-1(1)	333-294506		March 20, 2026						$1,789.78

(1)

The Registrant previously paid filing fees of $1,789.78 in connection with the Registration Statement on Form F-1 (File No. 333-294506) (the “Prior Registration Statement”) filed on March 20, 2026, which Prior Registration Statement was withdrawn on March 27, 2026, pursuant to Rule 477 under the Securities Act. No securities were sold under the Prior Registration Statement before it was withdrawn. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the initial filing of this Registration Statement is offset by $1,789.78, representing the fee paid in connection with the Prior Registration Statement.

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